EXHIBIT 99.2

Exhibit A

Amendments to the Amended and Restated Receivables Purchase Agreement (Attached)

Exhibit A

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EXHIBIT 99.2

EXECUTION VERSION EXHIBIT A TO THE ~~FIRST~~SECOND AMENDMENT, DATED AS OF

~~March 5,~~NOVEMBER 24, 2021

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of March 9, 2020 by and among

THE CHEMOURS COMPANY AR, LLC,

as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchasers and as Group Agents,

THE TORONTO-DOMINION BANK,

as Administrative Agent,

THE TORONTO-DOMINION BANK,

as LC Bank, and

THE CHEMOURS COMPANY FC, LLC,

as initial Servicer

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EXHIBIT 99.2

			Page
ARTICLE I	DEFINITIONS			1
	SECTION 1.01.	Certain Defined Terms		1
	SECTION 1.02.	Other Interpretative Matters	~~38~~	40
	SECTION 1.03.	Amendment and Restatement; No Novation	~~39~~	41
	SECTION 1.04.	Sale and Purchase of Unsold Receivables	~~39~~	41
ARTICLE II	TERMS OF THE PURCHASES AND INVESTMENTS		~~39~~	41
	SECTION 2.01.	Purchase Facility	~~39~~	41
	SECTION 2.02.	Making Investments; Return of Capital	~~41~~	43
	SECTION 2.03.	Yield and Fees	~~44~~	46
	SECTION 2.04.	Records of Investments and Participation Advances	~~45~~	47
	SECTION 2.05.	Defaulting Purchasers	~~45~~	47
	SECTION 2.06.	Mitigation Obligations; Replacement of Purchasers	~~46~~	48
ARTICLE III	LETTER OF CREDIT FACILITY		~~48~~	49
	SECTION 3.01.	Letters of Credit	~~48~~	49
	SECTION 3.02.	Issuance of Letters of Credit; Participations	~~48~~	50
	SECTION 3.03.	Requirements For Issuance of Letters of Credit	~~49~~	51
	SECTION 3.04.	Disbursements, Reimbursement	~~49~~	51
	SECTION 3.05.	Repayment of Participation Advances	~~50~~	52
	SECTION 3.06.	Documentation; Documentary and Processing Charges	~~51~~	53
	SECTION 3.07.	Determination to Honor Drawing Request	~~51~~	53
	SECTION 3.08.	Nature of Participation and Reimbursement Obligations	~~51~~	53
	SECTION 3.09.	Indemnity	~~53~~	55
	SECTION 3.10.	Liability for Acts and Omissions	~~53~~	55
ARTICLE IV	SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS		~~55~~	56
	SECTION 4.01.	Settlement Procedures	~~55~~	56
	SECTION 4.02.	Payments and Computations, Etc	~~58~~	60
ARTICLE V	INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY
	AND BACK-UP SECURITY INTEREST		~~59~~	61
	SECTION 5.01.	Increased Costs	~~59~~	61
	SECTION 5.02.	Funding Losses	~~61~~	62
	SECTION 5.03.	Taxes	~~61~~	63
	SECTION 5.04.	Inability to Determine LMIR; Change in Legality	~~65~~	67

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EXHIBIT 99.2

(cont’d)

			Page
	SECTION 5.05.	Back-Up Security Interest	~~65~~	67
	SECTION 5.06.	Successor LMIR	~~66~~	67
ARTICLE VI	CONDITIONS TO EFFECTIVENESS AND INVESTMENTS AND ISSUANCES		~~67~~	69
	SECTION 6.01.	Conditions Precedent to Effectiveness and the Initial Investment or Issuance	~~67~~	69
	SECTION 6.02.	Conditions Precedent to All Investments and Letter of Credit Issuances	~~68~~	69
	SECTION 6.03.	Conditions Precedent to All Releases	~~68~~	70
ARTICLE VII	REPRESENTATIONS AND WARRANTIES		~~69~~	71
	SECTION 7.01.	Representations and Warranties of the Seller	~~69~~	71
	SECTION 7.02.	Representations and Warranties of the Servicer	~~76~~	78
ARTICLE VIII	COVENANTS		~~80~~	82
	SECTION 8.01.	Affirmative Covenants of the Seller	~~80~~	82
	SECTION 8.02.	Reporting Requirements of the Seller	~~83~~	86
	SECTION 8.03.	Negative Covenants of the Seller	~~86~~	88
	SECTION 8.04.	Affirmative Covenants of the Servicer	~~89~~	91
	SECTION 8.05.	Reporting Requirements of the Servicer	~~92~~	95
	SECTION 8.06.	Negative Covenants of the Servicer	~~94~~	97
	SECTION 8.07.	Full Recourse	~~97~~	99
	SECTION 8.08.	Separate Existence of the Seller	~~97~~	99
ARTICLE IX	ADMINISTRATION AND COLLECTION OF RECEIVABLES		~~99~~	102
	SECTION 9.01.	Appointment of the Servicer	~~99~~	102
	SECTION 9.02.	Duties of the Servicer	~~100~~	103
	SECTION 9.03.	Collection Account Arrangements	~~101~~	104
	SECTION 9.04.	Enforcement Rights	~~101~~	104
	SECTION 9.05.	Responsibilities of the Seller	~~103~~	106
	SECTION 9.06.	Further Actions	~~104~~	106
	SECTION 9.07.	Servicing Fee	~~104~~	107
ARTICLE X	EVENTS OF TERMINATION		~~104~~	107
	SECTION 10.01.	Events of Termination	~~104~~	107
ARTICLE XI	THE ADMINISTRATIVE AGENT		~~107~~	110

iii

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EXHIBIT 99.2

(cont’d)

		Page
SECTION 11.01.	Authorization and Action	~~107~~	110
SECTION 11.02.	Administrative Agent’s Reliance, Etc	~~108~~	111
SECTION 11.03.	Administrative Agent and Affiliates	~~108~~	111
SECTION 11.04.	Indemnification of Administrative Agent	~~108~~	111
SECTION 11.05.	Delegation of Duties	~~109~~	112
SECTION 11.06.	Action or Inaction by Administrative Agent	~~109~~	112
SECTION 11.07.	Notice of Events of Termination; Action by Administrative Agent	~~109~~	112
SECTION 11.08.	Non-Reliance on Administrative Agent and Other Parties	~~109~~	112
SECTION 11.09.	Successor Administrative Agent	~~110~~	113
ARTICLE XII	THE GROUP AGENTS	~~110~~	113
SECTION 12.01.	Authorization and Action	~~110~~	113
SECTION 12.02.	Group Agent’s Reliance, Etc	~~111~~	114
SECTION 12.03.	Group Agent and Affiliates	~~111~~	114
SECTION 12.04.	Indemnification of Group Agents	~~111~~	114
SECTION 12.05.	Delegation of Duties	~~112~~	115
SECTION 12.06.	Notice of Events of Termination	~~112~~	115
SECTION 12.07.	Non-Reliance on Group Agent and Other Parties	~~112~~	115
SECTION 12.08.	Successor Group Agent	~~112~~	115
SECTION 12.09.	Reliance on Group Agent	~~113~~	116
ARTICLE XIII	INDEMNIFICATION	~~113~~	116
SECTION 13.01.	Indemnities by the Seller	~~113~~	116
SECTION 13.02.	Indemnification by the Servicer	~~116~~	119
ARTICLE XIV	MISCELLANEOUS	~~118~~	121
SECTION 14.01.	Amendments, Etc	~~118~~	121
SECTION 14.02.	Notices, Etc	~~119~~	122
SECTION 14.03.	Assignability; Addition of Purchasers	~~119~~	122
SECTION 14.04.	Costs and Expenses	~~124~~	127
SECTION 14.05.	Limitation on Payments	~~124~~	127
SECTION 14.06.	Confidentiality	~~125~~	128
SECTION 14.07.	GOVERNING LAW	~~127~~	130
SECTION 14.08.	Execution in Counterparts	~~127~~	130

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EXHIBIT 99.2

(cont’d)

			Page
	SECTION 14.09.	Integration; Binding Effect; Survival of Termination	~~127~~	130
	SECTION 14.10.	CONSENT TO JURISDICTION	~~127~~	130
	SECTION 14.11.	WAIVER OF JURY TRIAL	~~128~~	131
	SECTION 14.12.	Ratable Payments	~~128~~	131
	SECTION 14.13.	Limitation of Liability	~~128~~	131
	SECTION 14.14.	Intent of the Parties	~~129~~	132
	SECTION 14.15.	USA Patriot Act	~~129~~	132
	SECTION 14.16.	Right of Setoff	~~129~~	132
	SECTION 14.17.	Severability	~~130~~	133
	SECTION 14.18.	Mutual Negotiations	~~130~~	133
	SECTION 14.19.	Captions and Cross References	~~130~~	133
ARTICLE XV	SELLER GUARANTY		~~130~~	133
	SECTION 15.01.	Guaranty of Payment	~~130~~	133
	SECTION 15.02.	Unconditional Guaranty	~~131~~	134
	SECTION 15.03.	Modifications	~~132~~	135
	SECTION 15.04.	Waiver of Rights	~~132~~	135
	SECTION 15.05.	Reinstatement	~~133~~	136
	SECTION 15.06.	Remedies	~~133~~	136
	SECTION 15.07.	Subrogation	~~134~~	137
	SECTION 15.08.	Inducement	~~134~~	137
	SECTION 15.09.	Security Interest	~~134~~	137

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EXHIBIT 99.2

EXHIBITS

EXHIBIT A	Form of [Investment Request] [LC Request]
EXHIBIT B	Form of Reduction Notice
EXHIBIT C	Form of Assignment and Acceptance Agreement
EXHIBIT D	Form of Commitment Reduction Notice
EXHIBIT E	Form of Letter of Credit Application
EXHIBIT F	Form of Commitment Increase Request
EXHIBIT G	Form of Information Package
EXHIBIT H	Form of Compliance Certificate
EXHIBIT I	Closing Memorandum
EXHIBIT J	Form of Weekly Sold Receivables Report

SCHEDULES

SCHEDULE I	Commitments
SCHEDULE II	Mail-Boxes
SCHEDULE III	Notice Addresses
SCHEDULE IV	Approved Foreign Countries
SCHEDULE V	Initial Schedule of Sold Receivables
SCHEDULE 1.02	Parent Material Adverse Effect; Servicer Material Adverse Effect
SCHEDULE 3.06	Proceedings
SCHEDULE 7.01(l)	UCC Details
SCHEDULE 8.04(f)	Location of Records

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vi

EXHIBIT 99.2

“Aggregate Yield” means, at any time of determination, the aggregate accrued and unpaid Yield on the aggregate outstanding Capital of all Purchasers at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement. “Amendment Date” means November 24, 2021.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Chemours Party or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act;

(c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada);

(e)the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism, (ii) the funding or support of terrorism or (iii) money laundering.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

“Approved Foreign Countries” means the countries specified in Schedule IV (or any replacement Schedule IV hereto delivered by the Seller to the Administrative Agent and consented to in writing by the Administrative Agent in its sole discretion).

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Purchaser, an Eligible Assignee, such Committed Purchaser’s Group Agent and the Administrative Agent, and, if required, the Seller, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

“Attorney Costs” means and includes all reasonable fees, costs, expenses and disbursements of any law firm or other external counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.

§ 101, et seq.), as amended from time to time.

“Base Rate” means, for any day and any Purchaser, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

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3

EXHIBIT 99.2

“Dilution Volatility Ratio” means, on any day, a percentage determined as follows: (DS-ADR) x (DS/ADR)

where:

DS   =   the highest average Dilution Ratio for any three (3) consecutive Settlement Periods observed over the preceding twelve Settlement Periods; and

ADR = the average of the Dilution Ratios for the preceding twelve Settlement Periods.

“Disqualified Institutions” means (a) certain banks, financial institutions and other institutional lenders or investors or any competitors of the Parent that, in each case, have been specified by name to the Administrative Agent by the Seller in writing prior to the date hereof (collectively, the “Identified Institutions”) and (b) with respect to such Identified Institutions, persons (such persons, “Known Affiliates”) that are Affiliates of such Identified Institutions that are clearly identifiable as Affiliates of such Identified Institutions solely on the basis of the similarity of their respective names, but excluding any Person that is a bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in loans, bonds or similar extensions of credit or securities in the ordinary course; provided, further, that, upon reasonable notice to the Administrative Agent after the date hereof, the Seller shall be permitted to supplement in writing the list of Persons that are Disqualified Institutions with the name of any Person that is or becomes a competitor of the Parent or a Known Affiliate of one of the competitors of the Parent, which supplement shall be in the form of a list of names provided to the Administrative Agent. It is understood and agreed by the parties hereto that any modification to the list of Disqualified Institutions will not be effective until the date that is three

(3) Business Days following the receipt by the Administrative Agent of written notice from the Seller as to such modification.

“Divestiture Effective Date” means the date, if any, following the Amendment Date and no later than December 31, 2021 in which Chemours' sales of the Excluded Division to (i) Draslovka Holding a.s. (or any Affiliate thereof) or (ii) any Chemours Party (or any Affiliate thereof), in either case, becomes effective.

“Drawing Date” has the meaning set forth in Section 3.04(a).

“DSO Adjustment Factor” means, as of any date of determination, the product of: (a) an amount equal to (i) the excess (if any) of the Days’ Sales Outstanding as of the most recently ended Settlement Period over 60, divided by (ii) 30, times (b) the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the fifth preceding Settlement Period.

“Dynamic Loss Reserve Percentage” means, on any day, a percentage determined as follows:

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EXHIBIT 99.2

given and are in full force and effect, in each case, unless UCC §§9-406 through 9-409 apply and render such requirement unenforceable;

(q)	[Reserved];

(r)	[Reserved];

(s)	which represents part or all of the price of the sale of “merchandise,”

“insurance” or “services” within the meaning of Section 3(c)(5) of the Investment Company Act and which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;

(t)	~~[Reserved];~~for which the related invoice does not include any amounts owing to the Excluded Division;

(u)	which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(v)	which is not supported by any actual or inchoate mechanics, suppliers,

materialmen, laborers, employees or repairmen liens or other rights to file or assert any of the foregoing;

(w)	which does not arise in connection with the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods, in each case, except where the consignor with respect to such consigned goods both (i) has received payment in full for such consigned goods and (ii) does not have any Adverse Claim in such Receivable;

which is neither (i) a Supplier Receivable nor (ii) a Chemours Receivable; which is not a Royalty Receivable; and

which arises in connection with the sale of chemicals and related products.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code and Section 302 of ERISA, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-

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16

EXHIBIT 99.2

day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding

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EXHIBIT 99.2

(or similar governing body) of such Person (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (b) or in clause (a).

“Event of Termination” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration Amount” means, at any time, the sum (without duplication) of (a) the sum of the amounts calculated with respect to each Obligor, equal to the amount by which the aggregate Unpaid Balance of such Eligible Receivables owed or payable by such Obligor or an Affiliate of such Obligor, exceeds the applicable Concentration Limit at such time, (b) the Governmental Authority Excess Concentration Amount at such time, (c) the Foreign Obligor Excess Concentration Amount at such time, (d) the Tier 2 Foreign Obligor Excess Concentration Amount at such time, (e) the Extended-Term Excess Concentration Amount at such time, (f) the Consigned Goods Excess Concentration Amount at such time, (g) the Past Due (31-60) Excess Concentration Amount at such time and (h) the In-Transit Excess Concentration Amount at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Credit Rebill Dilution” means, with respect to any Receivable, any Dilution with respect thereto solely to the extent both (i) such Dilution occurred solely as a result of cancelling an Erroneous Invoice and replacing it with a Rebilled Invoice and (ii) such Erroneous Invoice and the related Rebilled Invoice were issued during the same calendar month.

“Excluded Division” means any division or unit of the “Mining Solutions” business unit of Chemours that is identified in the books and records of Chemours with a business unit identifier of BD02127 and otherwise is engaged solely in the sale or other disposition of sodium cyanide and related goods and services.

“Excluded Division Assignment Agreement” means that certain Assignment Agreement, dated as of the Amendment Date, between the Seller and Chemours, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Excluded Division Collections” means, with respect to any Excluded Division Receivable: (a) all funds that are received by any Originator, the Seller, the Servicer or any other Person on their behalf in payment of any amounts owed or payable in respect of such Excluded Division Receivable (including purchase price, service charges, finance charges, interest fees and all other charges), or applied to amounts owed or payable in respect of such Excluded Division Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Excluded Division Receivable and available to be applied thereon) and (b) all other proceeds of such Excluded Division Receivable.

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EXHIBIT 99.2

“Excluded Division Outside Date” means the date occurring 180 days following the Divestiture Effective Date.

“Excluded Division Receivables” means each Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof) that was originated by the Excluded Division.

“Excluded Obligor” has the meaning specified in the Side Letter.

“Excluded Receivable” means, as of any date of determination, each Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof), that either

(i)the obligor of which is an Excluded Obligor ~~or~~, (ii) constitutes a Royalty Receivable or (iii) if such date of determination is on or after the Divestiture Effective Date, constitutes an Excluded Division Receivable.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in its Capital or Commitment pursuant to a law in effect on the date on which (i) such Purchaser funds an Investment or its Commitment or (ii) such Purchaser changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) Taxes attributable to any Recipient’s failure to comply with Section 5.03(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.

“Exiting Group” has the meaning set forth in Section 2.02(g).

“Extended-Term Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool, that constitute Extended-Term Receivables, exceeds (b) 5.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time.

“Extended-Term Receivable” means any Receivable that has payment terms of more than 90 days from the original billing date.

“Facility Limit” means $150,000,000 as reduced from time to time pursuant to Section 2.02(e) or increased from time to time pursuant to Section 2.02(h). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the

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EXHIBIT 99.2

the United Nations Security Council, the European Union or any EU member state; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is organized under the laws of or resident in a Sanctioned Country; or (d) (i) an agency of the government of a Sanctioned Country or (ii) an organization controlled by a Sanctioned Country.

“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury, or (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Termination Date” means March 6, ~~2023,~~2024, as such date may be extended from time to time pursuant to Section 2.02(g).

“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agencies.

“Secured Parties” means each Purchaser Party, each Seller Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Security” is defined in Section 2(a)(1) of the Securities Act.

“Seller” has the meaning specified in the preamble to this Agreement. “Seller Collateral” has the meaning set forth in Section 15.09.

“Seller Event of Bankruptcy” means an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Seller or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Seller or for a substantial part of its assets.

“Seller Guaranty” has the meaning set forth in Section 15.01.

“Seller Indemnified Amounts” has the meaning set forth in Section 13.01(a). “Seller Indemnified Party” has the meaning set forth in Section 13.01(a).

“Seller Obligation Final Due Date” means the date that (i) is thirty (30) days following the Scheduled Termination Date or (ii) such earlier date on which the Aggregate Capital becomes due and payable pursuant to Section 10.01.

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EXHIBIT 99.2

which is presented for settlement against a Collection Account, (ii) each check or other payment order drawn on or payable against a Collection Account, which the applicable depository bank takes for deposit or value, assures payment pursuant to a banker’s acceptance, cashes or exchanges for a cashier’s check or official check in the ordinary course of business, (iii) each ACH credit entry initiated by such depository bank, as originating depository financial institution, on behalf of Seller, as originator and (iv) any other payment order drawn on or payable against a Collection Account.

“Settlement Item Amounts” means the face amount of each Settlement Item. “Settlement Period” means:

(a)	the period from the Closing Date to the end of July 2019; and

(b)	thereafter, each subsequent calendar month;

provided, that the last Settlement Period shall end on the Final Payout Date.

“Side Letter” means that certain ~~third~~fourth amended and restated letter agreement, dated as of ~~March 5, 2021,~~the Amendment Date, among the Seller, the Servicer and the Administrative Agent.

“Sold Assets” has the meaning set forth in Section 2.01(b).

“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on the Weekly Sold Receivables Reports delivered hereunder and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b).

“Sold Receivables Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) an amount equal to the aggregate Unpaid Balance of all Sold Receivables at such time.

“Sold Receivables Threshold” means $500,000.

“Solvent” means, with respect to any Person and as of any particular date, (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are currently conducted and are proposed to be conducted.

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EXHIBIT 99.2

Collections of Pool Receivables received from time to time and (ii) segregate within three (3) Business Days Collections of Pool Receivables from property of the Servicer, the Originators, any other Chemours Party and their respective Subsidiaries other than the Seller. The Seller shall (or shall cause the Servicer on its behalf to) ensure that no disbursements of funds that are Collections are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Seller.

Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document:

(i)	(x) within three (3) Business Days of the deposit of any Affiliate

Collections into any Collection Account, the Seller (or the Servicer on its behalf) shall identify the portion of funds deposited into such Collection Account that represent Affiliate Collections and (y) within three (3) Business Days of the deposit of any Excluded Division Collections into any Collection Account, the Seller (or the Servicer on its behalf) shall identify the portion of funds deposited into such Collection Account that represent ~~Affiliate~~Excluded Division Collections;

(ii)	the Seller (or the Servicer on its behalf) will, and will cause each

Originator to, at all times, maintain such books and records necessary to (~~a~~x) identify Affiliate Collections and Excluded Division Collections received from time to time in any Collection Account and (~~b~~y) segregate such Affiliate Collections and Excluded Division Collections from Collections on Pool Receivables and other Sold Assets and Seller Collateral;

(iii)	the Seller (or the Servicer on its behalf) shall provide such information (in its possession or under its control) with respect to Affiliate Collections and Excluded Division Collections deposited into any Collection Account as reasonably requested by the Administrative Agent from time to time;

(iv)	if requested by Administrative Agent at any time, the Seller (or the

Servicer on its behalf) shall instruct the obligor of each Affiliate Receivable to cease remitting payments with respect to all Affiliate Receivables to any Collection Account and to instead remit payments with respect thereto to any other deposit account or lock-box (other than any Collection Account or any other account owned by the Seller) from time to time identified to such obligor;

(v)	the Seller (or the Servicer on its behalf) shall, or shall cause the applicable other Person to, no later than the Excluded Division Outside Date, instruct the obligor of each Excluded Division Receivable to cease remitting payments with respect to all Excluded Division Receivables to any Collection Account and to instead remit payments with respect thereto to any other deposit account or lock-box (other than any Collection Account or any other account owned by the Seller) from time to time identified to such obligor;

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EXHIBIT 99.2

(vi)	the Seller (or the Servicer on its behalf) shall use commercially reasonable efforts to ensure that no Excluded Division Collections are deposited into any Collection Account after the Excluded Division Outside Date; and

(vii)	~~(v)~~ the Seller (or the Servicer on its behalf) shall use commercially reasonableefforts to ensure that Affiliate Collections are not deposited into any Collection Account.

(i)	Right and Title. Hold all right, title and interest in each Pool Receivable,

except to the extent that any such right, title or interest has been transferred or granted to the Administrative Agent (on behalf of the Secured Parties).

(j)	Transaction Documents.Comply with each of its covenants and

agreements under each Transaction Document to which it is a party in any capacity and its certificate of formation and limited liability company agreement.

(k)	Enforcement of Purchase and Sale Agreement. On its own behalf and on behalf of the Purchaser Parties and the Administrative Agent, (x) promptly enforce all covenants and obligations of each Originator contained in the Purchase and Sale Agreement and (y) deliver to the Administrative Agent all consents, approvals, directions, notices and waivers in connection therewith and take other actions under the Purchase and Sale Agreement as may be reasonably directed by the Administrative Agent.

(l)	Filing of Financing Statements; Etc. (i) On the date hereof, the Seller shall cause the financing statements and other lien filings described in Section 6.01 to be duly filed in the appropriate jurisdictions and (ii) when received by the Seller it shall promptly provide the Administrative Agent with acknowledgment copies of all financing statements and other filings described in Section 6.01.

(m)	Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Ensure that policies and procedures are maintained and enforced by or on behalf of the Seller that are designed to promote and achieve compliance by the Seller and its directors, officers, employees and agents with Anti-Corruption Laws, applicable Anti-Terrorism Laws and applicable Sanctions.

(n)	Federal Assignment of Claims Act; Etc. If requested by the Administrative

Agent during the existence of an Event of Termination, the Seller shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against the Obligor thereof.

(o)	Disregarded Entity. The Seller will at all relevant times continue to be, a

“disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from a United States person within the meaning of Section 7701(a)(30) of the Code and is not and will at all relevant times not be required to withhold or otherwise be subject to liability under Sections 1441, 1445, 1446 and 1461 of the Code.

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EXHIBIT 99.2

(h)	~~[Reserved].~~Excluded Division. Promptly upon the completion thereof,

notice of any expansion, contraction, change, reorganization, merger or other corporate, organizational or other structural change to the Excluded Division at any time between the Amendment Date and the Divestiture Effective Date that would result in any additional receivables being considered Excluded Division Receivables; provided, however, that so long as the Excluded Division has not been expanded, contracted, changed, reorganized, merged or otherwise modified between the Amendment Date and the Divestiture Effective Date, the transfer of Excluded Division Receivables from the Seller to Chemours pursuant to and in accordance with the Excluded Division Assignment Agreement shall not require the delivery of a separate notice.

(i)	Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Seller or any other Chemours Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Purchaser Party under or as contemplated by this Agreement or any other Transaction Document.

(j)	Notices Under Purchase and Sale Agreement.A copy of each notice received by the Seller from an Originator pursuant to any provision of the Purchase and Sale Agreement.

(k)	Purchase and Sale Agreement.The occurrence of a Purchase and Sale

Termination Event under the Purchase and Sale Agreement.

(l)	Agreed Upon Procedures. In addition, the Seller shall cooperate with the

Servicer and the designated accountants or consultants for each annual agreed upon procedures report required pursuant to Section 8.05(g).

(m)	Certificate of Beneficial Ownership and Other Additional Information.

The Seller will promptly provide to the Administrative Agent: (i) following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Regulation, a Certificate of Beneficial Ownership complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrative Agent, and (ii) such other information and documentation (including an updated Certificate of Beneficial Ownership) as may reasonably be requested by the Administrative Agent or any Purchaser from time to time for purposes of compliance by the Administrative Agent or such Purchaser with Applicable Laws (including the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Purchaser to comply therewith.

SECTION 8.03. Negative Covenants of the Seller. At all times from the Closing Date until the Final Payout Date, the Seller shall not, unless Administrative Agent and the Majority Group Agents shall otherwise consent in writing:

(a)Sales, Adverse Claims, Etc.Except as otherwise expressly provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Liens)

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EXHIBIT 99.2

(g)	Debt and Business Activity.(i) Incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation, (ii) purchase any asset, (iii) make any investment by share purchase loan or otherwise except ownership of securities, obligations and other investments received in settlement of amounts due to the Seller owing to the Seller as a result of insolvency proceeding involving any Obligor of any Receivable or (iv) engage in any other activity (whether or not pursued for gain or other pecuniary advantage), in any case, other than as will occur in accordance with this Agreement or the other Transaction Documents and as is permitted by its certificate of formation and limited liability company agreement.

(h)	Name Change, Mergers, Acquisitions, Sales, etc.Without the prior written consent of the Administrative Agent and the Majority Group Agents, (i) change its jurisdiction of organization or its name, identity or corporate structure or create any divisions, (ii) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or (iii) make any other change such that any financing statement or other lien filing filed or other action taken to perfect Administrative Agent’s interests under this Agreement would become seriously misleading or would otherwise be rendered ineffective. The Seller shall not amend or otherwise modify or waive its limited liability company agreement or certificate of formation or any provision thereof without the prior written consent of Administrative Agent and the Majority Group Agents.

(i)	Actions Impairing Quality of Title. Take any action that could cause any

Pool Receivable, together with the Related Security, not to be owned by it free and clear of any Adverse Claim other than Permitted Liens; or take any action that could reasonably be expected to cause Administrative Agent not to have a valid ownership interest or first priority perfected security interest in the Pool Receivables and each Collection Account and, to the extent such security interest can be perfected by filing a financing statement or the execution of an account control agreement, any Related Security (or any portion thereof) and all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim other than Permitted Liens; or suffer the existence of any financing statement or other instrument similar in effect covering any Pool Receivable on file in any recording office except such as may be filed (i) in favor of the Seller in accordance with any Transaction Document or (ii) in favor of Administrative Agent in accordance with this Agreement or any Transaction Document.

(j)	~~[Reserved].~~ Change in Excluded Division. Expand, reorganize, merge,

change or otherwise modify the Excluded Division in any manner between the Amendment Date and the Divestiture Effective Date that would result in any additional receivables being considered Excluded Division Receivables, in each case, without the prior written consent of the Administrative Agent; provided, however, that so long as the Excluded Division has not been expanded, reorganized, merged, changed or otherwise modified between the Amendment Date and the Divestiture Effective Date, this clause (j) shall not otherwise restrict the transfer of Excluded Division Receivables from the Seller to Chemours pursuant to and in accordance with the Excluded Division Assignment Agreement.

(k)	Actions by Originators. Notwithstanding anything to the contrary set forth in the Purchase and Sale Agreement, the Seller will not consent to (i) any change or removal of

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EXHIBIT 99.2

(h)	Collections.Instruct all Obligors to cause all Collections of Pool

Receivables and the Related Security to either (i) be deposited directly in a Collection Account that is covered by an effective Account Control Agreement or (ii) be mailed directly to a Mail-Box. The Servicer will promptly (but in any event within three (3) Business Days) following receipt of any Collections that have been mailed to a Mail-Box, cause such Collections to be deposited directly in a Collection Account that is covered by an effective Account Control Agreement. In the event the Servicer, any Chemours Party or any of their Subsidiaries receives any Collections, the Servicer will deposit (or cause to be deposited) such Collections in a Collection Account that is covered by an Account Control Agreement within three (3) Business Days of such receipt thereof. In the event that any funds other than Collections are deposited into any Collection Account, the Servicer shall within three (3) Business Days of receipt thereof identify and transfer such funds out of such Collection Account. The Servicer shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a regular basis identify Collections of Pool Receivables received from time to time and (ii) segregate within three (3) Business Days Collections of Pool Receivables from property of the Servicer, the Originators, any other Chemours Party and their respective Subsidiaries other than the Seller. The Servicer shall ensure that no disbursements of funds that are Collections are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Seller.

Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document:

(i)	(x) within three (3) Business Days of the deposit of any Affiliate

Collections into any Collection Account, the Servicer shall identify the portion of funds deposited into such Collection Account that represent Affiliate Collections and (y) within three (3) Business Days of the deposit of any Excluded Division Collections into any Collection Account, the Servicer shall identify the portion of funds deposited into such Collection Account that represent Excluded Division Collections;

(ii)	the Servicer will, and will cause each Originator to, at all times, maintain such books and records necessary to (~~a~~x) identify Affiliate Collections and Excluded Division Collections received from time to time in any Collection Account and (~~b~~y) segregate such Affiliate Collections and Excluded Division Collections from Collections on Pool Receivables and other Sold Assets and Seller Collateral;

(iii)	the Servicer shall provide such information (in its possession or under its control) with respect to Affiliate Collections and Excluded Division Collections deposited into any Collection Account as reasonably requested by the Administrative Agent from time to time;

(iv)	if requested by Administrative Agent at any time, the Servicer shall instruct the obligor of each Affiliate Receivable to cease remitting payments with respect to all Affiliate Receivables to any Collection Account and to instead remit payments with respect thereto to any other deposit account or lock-box (other than any Collection Account or any other account owned by the Seller) from time to time identified to such obligor;

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EXHIBIT 99.2

(v)	the Servicer shall, or shall cause the applicable other Person to, no later than the Excluded Division Outside Date, instruct the obligor of each Excluded Division Receivable to cease remitting payments with respect to all Excluded Division Receivables to any Collection Account and to instead remit payments with respect thereto to any other deposit account or lock-box (other than any Collection Account or any other account owned by the Seller) from time to time identified to such obligor;

(vi)	the Servicer shall use commercially reasonable efforts to ensure that no

Excluded Division Collections are deposited into any Collection Account after the Excluded Division Outside Date; and

(vii)	~~(v)~~ the Servicer shall use commercially reasonable efforts to ensure that

Affiliate Collections are not deposited into any Collection Account.

(i)	Transaction Documents.Comply with each of its covenants and

agreements under each Transaction Document to which it is a party in any capacity.

(j)	[Reserved].

(k)	[Reserved].

(l)	Insurance.Maintain (with financially sound and reputable insurance companies), (a) insurance in such amounts (with no greater risk retention) and against such risks as is (i) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations as the Servicer and (ii) considered adequate by the Servicer and (b) all other insurance as may be required by Applicable Law.

(m)	[Reserved].

(n)	Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Ensure that policies and procedures are maintained and enforced by or on behalf of the Servicer that are designed to promote and achieve compliance by the Servicer and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable Anti-Terrorism Laws and applicable Sanctions.

(o)	[Reserved].

(p)	Linked Accounts. Except for the Servicer’s Account, the Servicer shall not permit any Linked Account to exist with respect to any Collection Account; provided, however, that if so instructed by the Administrative Agent (in its sole discretion) at any time if an Event of Termination has occurred and is continuing, the Servicer shall cause the Servicer’s Account to cease being a Linked Account promptly, but not later than two (2) Business Days following the Seller’s or any Servicer’s receipt of such instruction. The Servicer shall at all times ensure that (i) the account balance in the Servicer’s Account is greater than zero and will exceed the aggregate Settlement Item Amount of all Settlement Items at any time outstanding with respect to the Servicer’s Account and (ii) no amount will be debited against any Collection Account as a result of any Settlement Item that originated in the Servicer’s Account or any account other than any Collection Account.

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EXHIBIT 99.2

notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not a Subsidiary of the Parent, the Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation.

SECTION 9.02. Duties of the Servicer.

(a)	The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and in all material respects with all Applicable Laws, with reasonable care and diligence, and in all material respects in accordance with the Credit and Collection Policy. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article IV hereof. The Servicer may, in all material respects in accordance with the Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document, (iii) the Servicer may not modify, waive, restructure or adjust any Pool Receivable or any related Contract if any Capital Coverage Deficit exists or shall exist after giving effect thereto, (iv) unless a Deemed Collection payment is made in accordance with Section 4.01(d) with respect to such Pool Receivable, the Servicer shall not extend the due date of any Pool Receivable more than once or extend the due date of any Pool Receivable to a date more than thirty (30) days after the original due date thereof and (v) if an Event of Termination has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent.   The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including Records, computer tapes and disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Termination has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b)	~~[Reserved].~~If the Servicer receives collections from an obligor on account of Excluded Division Receivables and Pool Receivables and such obligor has not specified the allocation of such collections among such Excluded Division Receivables and Pool Receivables, the Servicer shall allocate such collections ratably among such Excluded Division Receivables and Pool Receivables based upon the notional outstanding amount of such Excluded Division Receivables and Pool Receivables.

(c)	The Servicer’s obligations hereunder shall terminate on the Final Payout

Date.Promptly following the Final Payout Date, the Servicer shall deliver to the Seller all

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EXHIBIT 99.2

Administrative Agent has exercised exclusive dominion and control over any Collection Account, the Servicer may, in its sole discretion, and shall at the direction of the Administrative Agent, deliver to the Administrative Agent a Commingling Report on any Business Day. Upon receipt of such Commingling Report, the Administrative Agent shall promptly review such Commingling Report to determine if such Commingling Report constitutes a Qualifying Commingling Report. In the event that the Administrative Agent reasonably determines that such Commingling Report constitutes a Qualifying Commingling Report, the Administrative Agent shall, unless otherwise directed by any Governmental Authority or otherwise prohibited by Applicable Law, promptly remit to the Servicer from the Collection Accounts the lesser of (i) the amount identified on such Qualifying Commingling Report as Affiliate Collections and Excluded Division Collections on deposit in the Collection Accounts and (ii) the aggregate amount of available funds then on deposit in the Collection Accounts. For purposes of this clause (d), each of the following terms shall have the meanings set forth below:

“Commingling Report” shall mean any report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth information in reasonable detail relating to the amount on deposit in the Collection Accounts and the portions thereof representing Collections, Excluded Division Collections and Affiliate Collections.

“Qualifying Commingling Report” shall mean any Commingling Report that satisfies each of the following conditions: (A) such Commingling Report is calculated as of the immediately prior Business Day, (B) such Commingling Report sets forth, in reasonable detail, the calculation of the aggregate amount on deposit in the Collection Accounts and the portion thereof representing Collections, Excluded Division Collections and Affiliate Collections, (C) such Commingling Report identifies the Obligor and the related Receivable for each portion of the Collections on deposit in the Collection Accounts, (D) such Commingling Report identifies the obligor and the related Affiliate Receivable for each portion of the Affiliate Collections on deposit in the Collection Accounts ~~and (E~~, (E) such Commingling Report identifies the obligor and the related Excluded Division Receivable for each portion of the Excluded Division Collections on deposit in the Collection Accounts and (F) the Administrative Agent does not in good faith reasonably believe that any of the information or calculations set forth in such Commingling Report is false or incorrect in any material respect (and notice of any such determination shall be provided promptly to the Servicer).

SECTION 9.05.Responsibilities of the Seller.Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Purchaser Party of their respective rights hereunder shall not relieve the Seller from such obligations, (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction and (iii) timely file all tax returns required to be filed by it. None of the Purchaser Parties shall have any obligation or liability with respect to any Seller Collateral or Sold Assets, nor shall any of them be obligated to perform any of the obligations of the Seller, the Servicer or any Originator thereunder.

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EXHIBIT 99.2

intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

(b)	The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Seller Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(c)	Immediately upon the occurrence of the Final Payout Date, the Seller

Collateral shall be automatically released from the security interest created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Purchasers and the other Purchaser Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Seller Collateral shall automatically revert to the Seller; provided, however, that promptly following written request therefor by the Seller delivered to the Administrative Agent following any such termination, and at the expense of the Seller, the Administrative Agent shall execute and deliver to the Seller UCC-3 termination statements and such other documents as the Seller shall reasonably request to evidence such termination. In addition, notwithstanding anything to the contrary set forth herein or in any other Transaction Document, on the Divestiture Effective Date, any security interest, lien, collateral security, supporting obligation or any other right, title or interest held by the Administrative Agent immediately prior to the Divestiture Effective Date in the Excluded Division Receivables shall automatically terminate and be released, all without delivery of any instrument or performance of any act by any party, and all right, title and interest to the Excluded Division Receivables shall automatically revert to the Seller and thereafter immediately be assigned by the Seller to Chemours (or its successors or assigns) upon receipt by the Seller from Chemours of reasonably equivalent value therefore (as agreed between the Seller and Chemours); provided, however, that promptly following written request therefor by Chemours delivered to the Administrative Agent following any such termination and release, and at the expense of Chemours, the Administrative Agent shall deliver to Chemours UCC-3 financing statement amendments with respect to the UCC-1 financing statements filed against Chemours in connection with the Transaction Documents, which UCC-3 financing statement amendments shall amend the collateral descriptions to exclude the Excluded Division Receivables.

(d)	For the avoidance of doubt, the grant of a security interest pursuant to this

Section 15.09 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of a security interest pursuant to Section 5.05.

(e)Further Assurances. Promptly upon request, the Seller shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent or any Purchaser deems appropriate to evidence or perfect its security interest and lien on any of the Seller Collateral, or otherwise to give effect to the intent of this Article XV.

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EXHIBIT 99.2

SCHEDULE III

Notice Addresses

(A)	in the case of the Seller, at the following address: 1007 Market Street

Wilmington, Delaware 19801 Attn: Jacqueline Senosain Tel: (302) 773 0160

Email: jacqueline.senosain@chemours.com

With a copy to:

1007 Market Street

Wilmington, Delaware 19801 Attn: ~~Camela Wisel~~Mark Staub Tel: (302) 773 ~~3234~~3914

Email: ~~camela.t.wisel~~MARK.STAUB@chemours.com

(B)	in the case of the Servicer, at the following address:

1007 Market Street

Wilmington, Delaware 19801 Attn: Jacqueline Senosain Tel: (302) 773 0160

Email: jacqueline.senosain@chemours.com

With a copy to:

1007 Market Street

Wilmington, Delaware 19801 Attn: ~~Camela Wisel~~Mark Staub Tel: (302) 773 ~~3234~~3914

Email: ~~camela.t.wisel~~MARK.STAUB@chemours.com

(C)	in the case of the Administrative Agent, at the following address: The Toronto-Dominion Bank

130 Adelaide Street West 12th Floor

Toronto, ON, M5H 3P5

Attention: ASG Asset Securitization Email: asgoperations@tdsecurities.com

With a copy to:

Schedule III- 1